EXHIBIT 8.1

[Letterhead of]
 CRAVATH, SWAINE & MOORE LLP
[New York Office]

July 1, 2004

Kerzner International Limited
2.375% Convertible Senior Subordinated Notes due 2024

Ladies and Gentlemen:

        We have acted as counsel for Kerzner International Limited, a corporation organized and existing under the laws of the Commonwealth of The Bahamas (the "Issuer"), in connection with its filing with the Securities and Exchange Commission of the Registration Statement on Form F-3 (the "Registration Statement") and the related prospectus ("Prospectus"), with respect to the registration for resale under the Securities Act of 1933, as amended, of $230,000,000 of aggregate principal amount of the Issuer's 2.375% Convertible Senior Subordinated Notes due 2024 (the "Notes") and the shares of the Issuer's Ordinary Shares, par value $0.001 per share, issuable upon conversion of the Notes (the "Ordinary Shares", and together with the Notes, the "Securities"). In this capacity, we have assisted in the preparation of the description of the material United States federal income tax consequences to certain holders of the Securities contained in the Registration Statement and the Prospectus under the caption "Certain Tax Consequences—Material U.S. Federal Income Tax Consequences" (the "Tax Summary").

        In that connection, we have examined and are relying upon the Registration Statement, including the exhibits thereto, the Prospectus and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion. We have assumed that all facts and representations described in the Registration Statement are true, accurate and complete, and our opinion is conditioned on the accuracy and completeness of such facts and representations.

        Based upon the foregoing, we are of opinion that the statements made in the Registration Statement under the heading "Certain Tax Consequences—Material U.S. Federal Income Tax Consequences" insofar as they purport to describe the material U.S. federal income tax consequences of an investment in the Securities by a U.S. Holder (as defined in the Registration Statement), fairly summarize the matters therein described.

        We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the Federal tax law of the United States of America, as described below. In particular, we do not purport to pass on any matter governed by the laws of the Commonwealth of The Bahamas and no opinions are expressed as to state, local or foreign tax consequences.

        The opinion expressed herein is based upon current provisions of the United States Internal Revenue Code of 1986, as amended, United States Treasury Regulations promulgated thereunder, published pronouncements of the United States Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

        We are furnishing this opinion to you solely for your benefit in connection with the filing of the Registration Statement and the Prospectus, and this opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

        This opinion is being provided for the benefit of the Issuer so that the Issuer may comply with its obligation under the Federal securities laws. We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

Very truly yours,
Cravath, Swaine & Moore LLP

Kerzner International Limited
            Coral Towers
                        Paradise Island
                                    The Bahamas